SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2014

UNIVEST TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6501 E. Greenway Pkwy. #103-412
Scottsdale, AZ 85254
 (Address of principal executive offices)

(954) 722-1300, Ext. 105
(Registrant’s telephone number)

6610 North University Drive, Suite 220
Fort Lauderdale, FL 33321
(Previous address of principal executive office)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HIGH DESERT ASSETS, INC.
Form 8-K
Current Report

ITEM 8.01     OTHER EVENTS

Corporate Name Change and Symbol Change

On October 21, 2014, FINRA announced the effectiveness of the Company’s name change from Univest Tech, Inc. to High Desert Assets, Inc., which shall take effect in the market on October 22, 2014.

Additionally, the Company’s ticker symbol, as of the open of business on October 22, 2014, will change from “UVST” to “HDAI.”

Cancellation of Shares

On October 21, 2014, Jaitegh Singh, the Company’s previous President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer and the controlling shareholder of the Company (“Mr. Singh”) cancelled and returned to treasury an aggregate of 183,739,875 shares of the Company’s common stock beneficially owned by Mr. Singh (the “Cancellation”) pursuant to the terms of an agreement with the Company’s current President, Derrick Mains. Following the Cancellation of the 183,739,875 common shares, there are a total of 23,660,625 common shares of the Company outstanding.

Corporate Address Change

The Company has changed its principal executive office address to 6501 E. Greenway Pkwy #103-412, Scottsdale, Arizona 85254.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2014	HIGH DESERT ASSETS, INC.

By: /s/ Derrick Mains
Derrick Mains President & Chief Executive Officer